CSB BANCORP, INC.

6 West Jackson Street

Millersburg, Ohio 44654

__________________________

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

APRIL 12, 2000

___________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of CSB Bancorp, Inc. ("CSB") will be held at the Carlisle Village Inn, Walnut Creek, Ohio 44687, on Wednesday, April 12, 2000, at 7:00 p.m. local time, for the following purposes:

To elect three directors for three-year terms ending in 2003; and

The transaction of any other business that may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on February 25, 2000, are entitled to vote at the Meeting and at any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas D. Akins

Douglas D. Akins

President and

Chief Executive Officer

Millersburg, Ohio

March 10, 2000

THE PROMPT RETURN OF PROXIES WILL SAVE CSB THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. PLEASE NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN THE PROXY CARD, OR ATTEND THE MEETING AND VOTE IN PERSON.

CSB BANCORP, INC.

6 West Jackson Street

Millersburg, Ohio 44654

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 12, 2000

GENERAL

The enclosed proxy is solicited by the Board of Directors of CSB Bancorp, Inc. ("CSB"), the principal executive offices of which are located at 6 West Jackson Street, Millersburg, Ohio 44654, in connection with the Annual Meeting of Shareholders (the "Meeting") of CSB to be held on Wednesday, April 12, 2000, at the Carlisle Village Inn, Walnut Creek, Ohio 44687, at 7:00 p.m. This proxy statement and the accompanying notice of meeting are first being mailed to shareholders on or about March 10, 2000.

The Meeting has been called for the following purposes: (i) to elect three directors, each for a three-year term and (ii) to transact any other business that may properly come before the Meeting or any adjournment thereof.

Revocation of Proxies, Discretionary Authority and Cumulative Voting

CSB's common shares, par value $6.25 per share (the "Common Shares"), can be voted at the Meeting only if the shareholder is represented by proxy or is present in person. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of CSB (addressed to: CSB Bancorp, Inc., 6 West Jackson Street, Millersburg, Ohio 44654, Attention: Shirley J. Roberts, Secretary) or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below. The proxy confers discretionary authority on the persons named therein to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the Meeting and (iii) any other business that may properly come before the Meeting or any adjournment thereof. At this time, it is not known whether there will be cumulative voting for the election of directors at the Meeting. If any shareholder demands cumulative voting for the election of directors at the Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively, and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The enclosed proxy is being solicited by CSB and the cost of soliciting proxies will be borne by CSB. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph or telefax by directors, officers and employees of CSB.

Security Ownership of Certain Beneficial Owners and Management

Shareholders of record as of the close of business on February 25, 2000, are entitled to (i) notice of the Meeting and (ii) one vote on each matter to be considered at the Meeting for each Common Share held on that date. As of February 25, 2000, CSB had 2,658,981.0759 Common Shares issued and outstanding. The presence at the Meeting in person or by proxy of at least a majority of such shares will be required to constitute a quorum at the Meeting. An abstention from voting and common shares held by brokers who do not have the discretionary authority to vote on certain matters will be included in determining the presence of a quorum.

CSB is not aware of any person, group or entity owning more than 5% of CSB's outstanding Common Shares as of February 25, 2000.

The following table sets forth, as of February 25, 2000, (i) the Common Shares beneficially owned by each director, nominee for director and named executive officer of CSB and (ii) the Common Shares beneficially owned by all officers, directors and nominees for director as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership 1	Percent of Common Shares Outstanding	Director
Douglas D. Akins	4,009.3678	0.15%	Yes
David W. Kaufman	7,791.1484	0.29%	Yes
J. Thomas Lang	4,059.4916	0.15%	Yes
H. Richard Maxwell	16,300.0000	0.61%	Yes
Daniel J. Miller	35,224.9431	1.32%	Yes
Samuel P. Riggle, Jr.	15,860.3503	0.60%	Yes
David C. Sprang	108,800.0000	4.09%	Yes
Samuel M. Steimel	16,763.9355	0.63%	Yes
F. Joanne Vincent	153.1676	0.01%	Yes
All directors and officers as a group (14 persons)	233,061.7589	8.77%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

1 The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.

Section 16(a) of the Securities Exchange Act of 1934 requires CSB's officers, directors and persons who own more than 10% of a registered class of CSB's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish CSB with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and by statements of officers and directors that they complied with all applicable filing requirements, its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them.

ELECTION OF DIRECTORS

CSB's Regulations provide that its business shall be managed by a board of directors of not less than three and not more than twenty-five persons. CSB's Regulations divide such directors into three classes, as nearly equal in number as possible, and set their terms at three years. The Board of Directors, pursuant to CSB's Regulations, has established the number of directors at nine.

Assuming that at least a majority of the issued and outstanding Common Shares are present at the Meeting so that a quorum exists, the three nominees for director of CSB receiving the most votes will be elected as directors. Shareholders have the right to vote cumulatively in the election of directors. In order to exercise the right to vote cumulatively, a shareholder must give written notice to the president, a vice president or the secretary of CSB not less than forty-eight hours before the time fixed for the meeting, and the shareholder's demand for cumulative voting must be announced at the commencement of the meeting by or on behalf of the shareholder. If cumulative voting is elected, a shareholder may cast as many votes in an election of directors as the number of directors to be elected multiplied by the number of shares held. The Board of Directors has nominated Daniel J. Miller, Samuel P. Riggle, Jr. and David C. Sprang, each of whom are incumbent directors and whose present terms expire at the Meeting, to serve until the 2003 Annual Meeting of Shareholders, and until their respective successors are elected and qualified.

It is intended that Common Shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should, at the time of the Meeting, be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve. At this time, it is not known whether there will be cumulative voting for the election of directors at the Meeting. If any shareholder properly demands cumulative voting for the election of directors at the Meeting, your proxy will give the individuals named on the proxy full discretion and authority to vote cumulatively and in their sole discretion to allocate votes among any or all of the nominees, unless authority to vote for any or all of the nominees is withheld.

The Board of Directors recommends that Shareholders vote "FOR" the election of the Nominees.

The following table sets forth information concerning nominees for directors of CSB, including their principal occupation or employment during the past five years.

Nominees for Directors

Name	Age	Principal Occupation	Positions Held with CSB	Year First Elected or Appointed Director	Term to Expire
Daniel J. Miller	60	Physician	Director	1979	2003
Samuel P. Riggle, Jr.	62	Retired Electric Company Executive1	Director	1982	2003
David C. Sprang	73	Retired Officer of CSB	Director	1991	2003

The following table sets forth information concerning (i) incumbent directors of CSB who are not nominees for election at the Meeting and (ii) the other current executive officers of CSB. Included in the table is information regarding each person's principal occupation or employment during the past five years.

1 Mr. Riggle held the position of President and General Manager of Holmes-Wayne Electric Cooperative, Inc. until his retirement on December 31, 1999.

Directors and Executive Officers

Name	Age	Principal Occupation	Positions Held with CSB	Year First Elected or Appointed Director	Term to Expire
David W. Kaufman	50	Auctioneer, Realtor	Director	1988	2001
H. Richard Maxwell	70	Retired Clothier, Residential Appraiser	Director	1964	2001
Samuel M. Steimel	42	Attorney	Director	1989	2001
Douglas D. Akins	43	Banker	Director, President & CEO	1995	2002
J. Thomas Lang	56	Veterinarian, Dairy Farmer	Director	1993	2002
F. Joanne Vincent	67	Retired Banker, Township Trustee Clerk	Director	1999	2002
Pamela S. Basinger	29	Banker	Treasurer1	n/a
Robert E. Boss	43	Banker	Senior Vice President	n/a
A. Lee Miller	41	Banker	Senior Vice President2	n/a
Shirley J. Roberts	58	Banker	Senior Vice President & Secretary	n/a
Stanley E. Yoder	58	Banker	Senior Vice President	n/a

Directors and officers have held these vocations or positions for at least five years, unless otherwise noted.

1 Ms. Basinger held the position of Credit and Loan Review Officer of The Commercial and Savings Bank of Millersburg, Ohio, from February 1994 until October 1996, when she was elected Treasurer of CSB.

2 Mr. Miller held the position of Senior Vice President of Wayne Savings and Loan of Wooster, Ohio, until August 1997, when he was hired as Senior Vice President of CSB.

The Board of Directors and Its Committees

The Board of Directors conducts its business through meetings of the Board and its committees. Regular meetings of the Board of Directors are held on a monthly basis. The Board of Directors held 12 regular meetings during the year ended December 31, 1999. No director attended fewer than 75% of such meetings. Directors receive no compensation from CSB, except that Mr. Lang, Mr. Maxwell and Mr. Steimel each received $150 as compensation for serving on the Nominating Committee, and Mr. Lang, Mr. Miller, Mr. Sprang and Mr. Steimel each received $150 as compensation for serving on the Acquisition Committee. In addition, each director of CSB also serves as a director of The Commercial and Savings Bank of Millersburg, Ohio, a subsidiary of CSB, for which outside directors are compensated at a rate of $10,000 annually, plus $150 per Board Meeting attended or reviewed, and $150 per Committee Meeting. Mr. Akins, a director who is also employed by CSB, is compensated as a director at a rate of $7,500 annually, and is not entitled to additional compensation for attending Board or Committee Meetings.

The Acquisition Committee formulates plans for potential candidates for acquisitions and mergers, and consists of Mr. Akins, Mr. Lang, Mr. Miller, Mr. Sprang and Mr. Steimel. The Acquisition Committee met two times in 1999.

The Nominating Committee selects the nominees for election as directors, and consists of Mr. Lang, Mr. Maxwell and Mr. Steimel. John F. Canfield, a shareholder of CSB, assisted the Nominating Committee as an ad hoc member, for which he was not compensated. The Nominating Committee met one time in 1999. No nominations for directors, except those made by the Nominating Committee, shall be voted upon at the Meeting unless other nominations are submitted by shareholders to the Secretary of CSB in writing, not less than fourteen nor more than fifty days prior to the date of the Meeting. CSB does not have a standing audit committee.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside directors, currently three in number. The Committee met two times in 1999. The Committee is responsible for developing and recommending CSB's executive compensation principles, policies and programs to the Board of Directors.

The Committee believes that in representing the Board of Directors, it must act in the best interest of the shareholders as it reviews and determines CSB's executive compensation principles, policies and programs. The Committee's essential goal is to create a balance by which CSB is able to attract and retain qualified management personnel, while at the same time providing for maximization of CSB's financial performance and safeguarding of CSB's assets. In compensating CSB's executive officers, the Committee seeks to achieve the following goals:

- motivate executive officers to strive for and achieve outstanding corporate performance which provides a direct benefit to shareholders;

- attract highly-qualified key management personnel;

- reward superior performance in reaching corporate objectives with aggressive compensation levels and provide that a significant portion of compensation will be dependent on CSB's annual performance.

Base salaries for executive officers in fiscal year 1999 were determined after review of an analysis of salaries paid for comparable positions and consideration of the competition for executive talent within CSB's industry. CSB's review included a survey by the Ohio Bankers Association of executive salaries. CSB's compensation philosophy is to target executive salaries close to the mean of the market rate paid for comparable positions by similarly sized bank holding companies.

Mr. Akins' 1999 base salary, shown in the "Salary" column of the Compensation Table below, was increased by 9.6% from his 1998 base salary. Mr. Akins' compensation was determined by the Committee and approved by the Board. His salary is consistent with industry standards.

In addition, as of January 1, 1997, the Committee granted Mr. Akins an option to purchase 1,800 Common Shares at an exercise price of $9.05 per share (as adjusted for the 1998 stock split). The Committee granted the option as an additional incentive to Mr. Akins to work to maximize shareholder value. The Committee also recognized that such a stock incentive is a necessary element of a competitive compensation package for the President and Chief Executive Officer of CSB. The grant utilized a vesting period to encourage Mr. Akins to continue in the employ of CSB. The Committee generally believes that a stock incentive of the type granted to Mr. Akins encourages him to maintain a long-term perspective on his compensation package. In determining the size of the option award to Mr. Akins, the Committee's primary consideration was the value of the award at the time of the grant and Mr. Akins' general performance in his employment.

THE COMPENSATION COMMITTEE

J. Thomas Lang

H. Richard Maxwell

David C. Sprang

CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Crowe, Chizek and Company LLP, certified public accountants, as CSB's auditors for the 2000 fiscal year. A representative of Crowe, Chizek and Company LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the President and Chief Executive Officer during the fiscal year ended December 31, 1999.1

1 No other executive officer of CSB received salary and bonus exceeding $100,000 for serving in such capacity during the fiscal year ended December 31, 1999.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)1
Douglas D. Akins 2 President and Chief Executive Officer	1999	$148,000.00	2	0	$15,500.00
	1998	$135,000.00	$20,000.00	0	$14,891.28
	1997	$115,000.00	$23,000.00	1,800	$10,764.32

The following table provides information on the value of the options granted to Mr. Akins during fiscal year 1997.

Aggregate Options/SAR Exercises in Fiscal Year

and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise		Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name		Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas D. Akins	0	0	1,200	600	$27,540.00	$13,770.00

PERFORMANCE GRAPH

The following graph compares the yearly stock change and the cumulative total shareholder return on CSB's Common Shares during the five year period ended December 31, 1999, with the cumulative total return on the NASDAQ Bank Stock Index and the Standard and Poor's 500 Stock Index. The comparison assumes $100 was invested on January 1, 1995, in CSB's Common Shares and in each of the indicated indices, and assumes reinvestment of dividends.

1 In 1999, reflects CSB's contributions of $8,000 on Mr. Akins' behalf to CSB's 401(k) Plan and $7,500 for serving as a director of CSB. In 1998, reflects CSB's contributions of $7,900.28 on Mr. Akins' behalf to CSB's 401(k) Plan and $6,991.00 for serving as a director of CSB. In 1997, reflects CSB's contributions of $6,764.32 on Mr. Akins' behalf to CSB's 401(k) Plan and $4,000 for serving as a director of CSB.

2 The amount of Mr. Akins' bonus for 1999 has not yet been determined.

[graph]

	1994	1995	1996	1997	1998	1999
CSB	$100.00	$103.68	$141.85	$221.04	$344.07	$223.83
NASDAQ Bank Stock Index	$100.00	$149.00	$196.73	$329.39	$327.10	$314.60
S&P 500 Stock Index	$100.00	$137.59	$169.48	$226.14	$291.80	$352.95

CERTAIN TRANSACTIONS

There are no existing or proposed material transactions between CSB and any of its officers, directors or beneficial owners of five percent or more of the Common Shares, or the immediate family of any of the foregoing persons.

OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the Meeting other than those matters described above in this Proxy Statement. However, if any business other than that set forth in the Notice of the Meeting should be properly presented at the Meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

ANNUAL REPORTS

Shareholders are referred to CSB's Annual Report to Shareholders for the fiscal year ended December 31, 1999, for financial information about the activities of CSB. Such report is not incorporated into this Proxy Statement and is not deemed to be part of the proxy solicitation materials.

PROPOSALS OF SECURITY HOLDERS

In order to be eligible for inclusion in CSB's proxy materials for the 2001 Annual Meeting of Shareholders, any shareholder's proposal to take action at such meeting must be received at CSB's Main Office at 6 West Jackson Street, Millersburg, Ohio 44654, no later than November 10, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2001 Annual Meeting of Shareholders must inform CSB no later than January 26, 2001. If notice is not provided by that date, the persons named in CSB's proxy for the Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas D. Akins

Douglas D. Akins

President and

Chief Executive Officer

Millersburg, Ohio

March 10, 2000